EXHIBIT 10.4

First Amendment to 10b5-1 Issuer Repurchase Instructions

This first amendment to Issuer Securities Repurchase Instructions between Nathan’s Famous, Inc. (the “Issuer”) and Mutual Securities, Inc. (the “Broker”) is dated as of November 6, 2009.

WITNESSETH

WHEREAS, the Issuer and the Broker are parties to 10b5-1 Issuer Repurchase Instructions dated February 5, 2009 (the “Instructions”); and

WHEREAS, the Issuer and the Broker desire to amend the Instructions in accordance with the terms hereof (“First Amendment”).

NOW, THEREFORE, the Issuer and Broker hereby agree as follows:

1.	Subsection 2(a) is hereby amended to read as follows:

“August 10, 2010;”

2.	Subsection 2(b) is hereby amended to read as follows:

“such time as the aggregate purchase price for all shares of Common Stock purchased under these Instructions equals Four Million Two Hundred Thousand Dollars ($4,200,000.00), including without limitation all applicable fees, costs and expenses;”

3.	Exhibit A is hereby replaced in the form annexed hereto.

4.	Except as specifically amended by this First Amendment, the Instructions shall remain in full force and effect in all respects as originally executed.

5.
This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  This Amendment shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the first date written above.

Nathan’s Famous, Inc.

-	By:	/s/ Ronald DeVos
Name: Ronald DeVos
Title: Chief Financial Officer

Mutual Securities, Inc.

	By:	/s/ Mitch Voss
Name: Mitch Voss
Title: Compliance Officer